NEWS RELEASE	Page 1 of 4
FOR IMMEDIATE RELEASE	February 10, 2006

PRECISION OPTICS CORPORATION ANNOUNCES Q2 RESULTS -
SALES INCREASE YTD 43% OVER LAST YEAR and Q2 26% OVER Q1

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (symbol: POCI) today announced operating results on an unaudited basis for the second quarter of fiscal year 2006 ended December 31, 2005.

OPERATIONAL HIGHLIGHTS:

In our report of operations for the quarter ending September 30, 2005 we drew attention to our developmental work of the past two years and highlighted our efforts to achieve the following:

•	Develop proprietary, patent pending micro-precision™ technologies for use in fabricating cost effective micro-optics - lenses, prisms, and optical assemblies.
•	Redesign our line of endoscopes incorporating patent pending Lenslock™ technology which offers significant advantages over the current industry standard.

Efforts in these areas as well as other new product releases began to show results in revenue during the latter half of the quarter ending September 30, 2005. We are pleased to report continued progress in the quarter ending December 31, 2005 highlighted by:

•	40% of Q2 revenues were from newly released or significantly enhanced products.
•	Q2 revenue included the highest level of micro-optics to date - now with over 3,000 units delivered.
•	First production units of the Company’s video ophthalmoscope were delivered in Q2.
•	First production units of the Company’s new generation Lenslock™ 2.7 mm ENT (ear/nose/throat) endoscopes were delivered in Q2. Follow-on order also received in Q2.
•	First prototypes of 4 mm Lenslock™ arthroscope completed in Q2.

We are also pleased to note, at the time of this filing, that the Company received $515,000 in new sales orders in the first five weeks of Q3.

Second Quarter Operating Results
Revenues - For the quarter ended December 31, 2005, revenues were $529,195 compared to $397,522 for the same period last year, an increase of 33%. Revenues in the quarter increased 26% from the preceding quarter ended September 30, 2005.

Net Loss - For the quarter ended December 31, 2005, net loss was $636,392 or $0.09 per share, an improvement of $184,487 from the net loss of $820,879 or $0.12 per share, for the same period last year. The weighted average common shares outstanding for the quarters ended December 31, 2005 and 2004 was 7,008,212.

Cash Flow and Expenditures - For the quarter ended December 31, 2005, cash and cash equivalents decreased by $722,866 compared to a decrease of $539,375 for the previous quarter ended September 30, 2005. Cash receipts during the quarter ended September 30, 2005 included $162,000 received from the sale of equipment previously used in the Company’s discontinued telecommunication business.

For the quarter ended December 31, 2005, research and development expenses were $269,159 up 21% from $223,069 a year earlier. The level of future quarterly R&D expenses will ultimately depend on the Company’s assessment of new product opportunities and available cash resources.

Expense Reduction - Selling, general and administrative expenses decreased by approximately $21,000, or 4.8% for the quarter ended December 31, 2005 compared to the same period last year. The achieved savings

Precision Optics Corporation—2nd Quarter Results	Page 2 of 4

are from actions the Company initiated in the quarters ending June 30, 2005 and September 30, 2005, reducing professional fees, changing the CFO role to part-time, and through reduced premiums from changing the Company’s general insurance provider.

Customer Relationships
The Company has continued development of its new line of endoscopes based on unique, patent pending Lenslock™ technology. Having completed the development cycle of several products, and delivery of initial production orders, the Company is currently holding discussions for significant unit volume orders with leading companies in the endoscopy market.

The Company is now manufacturing ultra-small lenses, prisms, and assemblies with sizes ranging from 0.2 mm to 1 mm, for a number of customers. The Company is also in discussions with several customers regarding manufacturing of prototypes of similar products. These optical components and instruments utilize a variety of innovative techniques including the Company’s patent-pending micro-precisionTM lens technology.

The Company has recently completed a partnership effort for the proprietary development of a new class of night vision lenses including a new patent-pending eyepiece lens. With prototypes completed, the product incorporating the Company’s new night vision lenses is currently being evaluated for need and use, including field testing. The Company cannot control the timing of current evaluations and cannot therefore predict when its developed prototypes in night vision lenses might begin to generate revenue. Should the Company’s customer secure orders for its night vision system, the partnership agreement ensures the Company will either be contracted to manufacture the new lenses, or will receive royalties on lenses manufactured elsewhere.

Outlook
The Company’s cash balance at December 31, 2005 was $909,452 with an average quarterly cash usage, over the preceding four quarters, of $746,000 per quarter. The Company is actively seeking additional funds through equity or debt financing.  While there can be no assurance that such funds will be available on satisfactory terms, or at all, the Company is currently engaged in discussions with a number of potential investors who have indicated an ability to and potential interest in making an investment in the near term.  If the Company is unable to obtain additional funds within the next few months it may have to delay, scale back or eliminate some or all of its marketing, development and production activities.

In the coming months the Company will continue to focus its efforts on marketing products recently introduced or redesigned. Development costs, in several areas, may be reduced as the Company promotes products showing more immediate potential for significant revenue. The Company believes that these marketing activities, if successful, will result in the continuation of its recent pattern of sales growth.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality medical instruments, optical thin film coatings, and other advanced optical systems. The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company continues to move forward with new products and technical innovations, in particular, the development of a new generation (patent pending) of its world-class product line of 3-D endoscopes, the extension of Lenslock™ technology (patent pending) to its entire line of endoscopes, and new instruments utilizing the Company’s micro-precisionTM lens technology (patent pending) for optical components, assemblies and endoscopes under 1 mm. The Company continues to explore potential applications of single-molecule technology and nanotechnology.

Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products. The Company’s Internet Website is www.poci.com.

Precision Optics Corporation—2nd Quarter Results	Page 3 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED
DECEMBER 31, 2005 AND 2004
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31
	2005	2004	2005	2004

REVENUES	$529,195	$397,522	$948,777	$661,332

COST OF GOODS SOLD	487,123	572,940	1,008,623	928,955

Gross Profit / (Loss)	42,072	(175,418)	(59,846)	(267,623)

RESEARCH and DEVELOPMENT	269,159	223,069	477,270	579,475
SELLING, GENERAL and
ADMINISTRATIVE EXPENSES	415,571	436,727	840,259	934,166

GAIN ON SALE OF ASSETS	-	-	(165,700)	-

Total Operating Expenses	684,730	659,796	1,151,829	1,513,641

Operating Loss	(642,658)	(835,214)	(1,211,675)	(1,781,264)

INTEREST INCOME	6,266	14,335	15,412	26,927

Net Loss	$(636,392)	$(820,879)	$(1,196,263)	$(1,754,337)

Basic and Diluted Loss Per Share	$(0.09)	$(0.12)	$(0.17)	$(0.27)

Weighted Average Common Shares Outstanding Basic and Diluted	7,008,212	7,008,212	7,008,212	6,494,022

Precision Optics Corporation—2nd Quarter Results	Page 4 of 4

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIESCONSOLIDATED BALANCE SHEETS
(UNAUDITED)
ASSETS

CURRENT ASSETS	December 31, 2005	June 30, 2005
Cash and Cash Equivalents	$ 909,452	$ 2,171,693
Accounts Receivable, net	312,490	177,031
Inventories, net	530,855	599,619
Prepaid Expenses	82,925	62,422
Total Current Assets	1,835,722	3,010,765

PROPERTY AND EQUIPMENT	4,182,791	4,231,975
Less: Accumulated Depreciation	(4,110,472)	(4,092,202)
Net Property and Equipment	72,319	139,773

OTHER ASSETS
Total Other Assets	228,044	218,067
TOTAL ASSETS	$ 2,136,085	$ 3,368,605
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES	$ 482,753	$ 519,010

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value-
Authorized -- 20,000,000 shares
Issued and Outstanding - 7,008,212 shares
at December 31, 2005 and at June 30, 2005	70,082	70,082
Additional Paid-in Capital	32,751,597	32,751,597
Accumulated Deficit	(31,168,347)	(29,972,084)
Total Stockholders' Equity	1,653,332	2,849,595

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,136,085	$ 3,368,605

Forward-looking statements contained in this news release, including those related to the future success of Company’s newly released products and products under development, the Company receiving orders for significant volumes that are currently under discussion, and the need for and ongoing discussions regarding the Company obtaining additional funding are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; decisions by customers to place orders for the Company’s products, the risk that investors will not be willing to provide the Company additional funding on reasonable terms or at all, the risks associated with reliance on a few key customers; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills, the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; and the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005.
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